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                                                                  EXHIBIT (h)(3)

                            TRANSFER AGENCY AGREEMENT

         AGREEMENT made this 23rd day of September, 2002, between Citizens Funds (the "Trust"), a Massachusetts business trust having its principal place of business at 230 Commerce Way, Suite 300, Portsmouth, New Hampshire 03801, and Citizens Advisers, Inc. (Citizens Advisers), a New Hampshire corporation having its principal place of business at 230 Commerce Way, Suite 300, Portsmouth, New Hampshire 03801.

         WHEREAS, the Trust desires that Citizens Advisers perform certain services for the Citizens Government Obligations Fund and Citizens Prime Money Market Fund, each a series of the Trust (individually referred to herein as a "Fund" and collectively as the "Funds"); and

         WHEREAS, Citizens Advisers is willing to perform such services on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

         1. SERVICES.

         Citizens Advisers shall perform for the Funds the transfer agent services set forth in Schedule A hereto. Citizens Advisers also agrees to perform for the Funds such special services incidental to the performance of the services enumerated herein as agreed to by the parties from time to time. Citizens Advisers shall perform such additional services as are provided on an amendment to Schedule A hereof, in consideration of such fees as the parties hereto may agree.

         Citizens Advisers may, with the prior written consent of the Trust, appoint in writing other parties qualified to perform transfer agency services reasonably acceptable to the Trust (individually, a "Sub-transfer Agent") to carry out some or all of its responsibilities under this Agreement with respect to a Fund; provided, however, that the Sub-transfer Agent shall be the agent of Citizens Advisers and not the agent of the Trust or such Fund, and that Citizens Advisers shall be fully responsible for the acts of such Sub-transfer Agent and shall not be relieved of any of its responsibilities hereunder by the appointment of such Sub-transfer Agent.

         2. FEES.

         The Trust on behalf of the Funds shall pay Citizens Advisers for the services to be provided by Citizens Advisers under this Agreement in accordance with, and in the manner set forth in, Schedule B hereto. Fees for any additional services to be provided by Citizens Advisers pursuant to an amendment to Schedule A hereto shall be subject to mutual agreement at the time such amendment to Schedule A is proposed.

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         3. REIMBURSEMENT OF EXPENSES.

         In addition to paying Citizens Advisers the fees described in Section 2 hereof, the Trust agrees to reimburse Citizens Advisers for reasonable out-of-pocket expenses in providing services hereunder, including without limitation, the following:

         (a)   All freight and other delivery and bonding charges incurred by
                    Citizens Advisers in delivering materials to and from the Trust and in delivering all materials to shareholders;

         (b)   All direct telephone, telephone transmission and telecopy or other electronic transmission expenses incurred by Citizens Advisers in communication with the Trust, the Trust's investment adviser or custodian, dealers, shareholders or others as required for Citizens Advisers to perform the services to be provided hereunder;

         (c)   Costs of postage, couriers, stock computer paper, statements, labels, envelopes, checks, reports, letters, tax forms, proxies, notices or other forms of printed material which shall be required by Citizens Advisers for the performance of the services to be provided hereunder;

         (d)   Any expenses Citizens Advisers shall incur at the written
                    direction of an officer of the Trust thereunto duly authorized.

         4. EFFECTIVE DATE.

         This Agreement shall become effective as of the date first written above (the "Effective Date").

         5. TERM.

         This Agreement may be terminated without penalty upon ninety (90) days written notice by either party.

                  Upon termination, for so long as Citizens Advisers, with the written consent of the Trust, in fact continues to perform any one or more of the services contemplated by this Agreement or any Schedule or exhibit hereto, the provisions of this Agreement, including without limitation the provisions dealing with indemnification, shall continue in full force and effect. Fees and out-of-pocket expenses incurred by Citizens Advisers but unpaid by the Trust upon such termination shall be due and payable sixty (60) days from notice of termination. Citizens Advisers shall be entitled to collect from the Trust, in addition to the fees and disbursements provided by Sections 2 and 3 hereof, the amount of all of Citizens Advisers' reasonable cash disbursements in connection with Citizens Advisers' activities in effecting such termination, including without limitation, the delivery to the Trust and/or its distributor or investment adviser and/or other parties, of the Trust's property, records, instruments and documents.

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         6. UNCONTROLLABLE EVENTS.

         Citizens Advisers assumes no responsibility hereunder, and shall not be liable for any damage, loss of data, delay or any other loss whatsoever caused by events beyond its reasonable control. In the event of equipment failures, Citizens Advisers shall, at no additional expense to the Trust, take reasonable steps to minimize service interruptions. Citizens Advisers shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by Citizens Advisers' own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties or obligations under this Agreement.

         7. LEGAL ADVICE.

         Citizens Advisers shall notify the Trust at any time Citizens Advisers believes that it is in need of the advice of counsel (other than counsel in the regular employ of Citizens Advisers or any affiliated companies) with regard to Citizens Advisers' responsibilities and duties pursuant to this Agreement; and after so notifying the Trust, Citizens Advisers, at its discretion, shall be entitled to seek, receive and act upon advice of legal counsel of its choosing, such advice to be at the expense of the Trust or Funds unless relating to a matter involving Citizens Advisers' willful misfeasance, bad faith, gross negligence or reckless disregard with respect to Citizens Advisers' responsibilities and duties hereunder and Citizens Advisers shall in no event be liable to the Trust or any Fund or any shareholder or beneficial owner of the Trust for any action reasonably taken pursuant to such advice.

         8. INSTRUCTIONS.

         Whenever Citizens Advisers is requested or authorized to take action hereunder pursuant to instructions from a shareholder, or a properly authorized agent of a shareholder ("shareholder's agent"), concerning an account in a Fund, Citizens Advisers shall be entitled to rely upon any certificate, letter or other instrument or communication, believed by Citizens Advisers to be genuine and to have been properly made, signed or authorized by an officer or other authorized agent of the Trust or by the shareholder or shareholder's agent, as the case may be, and shall be entitled to receive as conclusive proof of any fact or matter required to be ascertained by it hereunder a certificate signed by an officer of the Trust or any other person authorized by the Trustees or by the shareholder or shareholder's agent, as the case may be.

         9. STANDARD OF CARE; RELIANCE ON RECORDS AND INSTRUCTIONS; INDEMNIFICATION.

         Citizens Advisers shall use its best efforts to ensure the accuracy of all services performed under this Agreement, but shall not be liable to the Trust for any action taken or omitted by Citizens Advisers in the absence of bad faith, willful misfeasance, negligence or from reckless disregard by it of its obligations and duties. The Trust agrees to indemnify and hold harmless Citizens Advisers, its employees, agents, directors, officers and nominees from and against any and all claims, demands, actions and suits, whether groundless or otherwise, and from and against any and all judgments, liabilities, losses, damages, costs, charges, counsel fees

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and other expenses of every nature and character arising out of or in any way relating to Citizens Advisers' actions taken or nonactions with respect to the performance of services under this Agreement or based, if applicable, upon reasonable reliance on information, records, instructions or requests given or made to Citizens Advisers by the Trust, the investment adviser and on any records provided by any Fund accountant or custodian thereof; provided that this indemnification shall not apply to actions or omissions of Citizens Advisers in cases of its own bad faith, willful misfeasance, negligence or from reckless disregard by it of its obligations and duties; and further provided that prior to confessing any claim against it which may be the subject of this indemnification, Citizens Advisers shall give the Trust written notice of and reasonable opportunity to defend against said claim in its own name or in the name of Citizens Advisers.

         10. RECORD RETENTION AND CONFIDENTIALITY.

         Citizens Advisers shall keep and maintain on behalf of the Trust all books and records which the Trust or Citizens Advisers is, or may be, required to keep and maintain pursuant to any applicable statutes, rules and regulations, including without limitation Rules 31a-1 and 31a-2 under the Investment Company Act of 1940, as amended (the "1940 Act"), relating to the maintenance of books and records in connection with the services to be provided hereunder. Citizens Advisers further agrees that all such books and records shall be the property of the Trust and to make such books and records available for inspection by the Trust or by the Securities and Exchange Commission (the "Commission") at reasonable times and otherwise to keep confidential all books and records and other information relative to the Trust and its shareholders, except when requested to divulge such information by duly-constituted authorities or court process, or requested by a shareholder or shareholder's agent with respect to information concerning an account as to which such shareholder has either a legal or beneficial interest or when requested by the Trust, the shareholder, or shareholder's agent, or the dealer of record as to such account.

         11. RIGHTS OF OWNERSHIP.

         All computer programs and procedures developed to perform services required to be provided by Citizens Advisers under this Agreement are the property of Citizens Advisers. All records and other data except such computer programs and procedures are the exclusive property of the Trust and all such other records and data will be furnished to the Trust in appropriate form as soon as practicable after termination of this Agreement for any reason.

         12. RETURN OF RECORDS.

         Citizens Advisers may at its option at any time, and shall promptly upon the Trust's demand, turn over to the Trust and cease to retain Citizens Advisers' files, records and documents created and maintained by Citizens Advisers pursuant to this Agreement which are no longer needed by Citizens Advisers in the performance of its services or for its legal protection. If not so turned over to the Trust, such documents and records will be retained by Citizens Advisers for six years from the year of creation. At the end of such six-year period, such records and documents will be turned over to the Trust unless the Trust authorizes in writing the destruction of such records and documents.

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         13. BANK ACCOUNTS.

         The Trust and the Funds shall establish and maintain such bank accounts with such bank or banks as are selected by the Trust, as are necessary in order that Citizens Advisers may perform the services required to be performed hereunder. To the extent that the performance of such services shall require Citizens Advisers directly to disburse amounts for payment of dividends, redemption proceeds or other purposes, the Trust and Funds shall provide such bank or banks with all instructions and authorizations necessary for Citizens Advisers to effect such disbursements.

         14. INSURANCE.

         Citizens Advisers shall maintain a fidelity bond covering larceny and embezzlement and an insurance policy with respect to directors and officers errors and omissions coverage in amounts that are appropriate in light of its duties and responsibilities hereunder. Citizens Advisers shall notify the Trust should its insurance coverage with respect to professional liability or errors and omissions coverage be canceled or reduced. Such notification shall include the date of change and the reasons therefor. Citizens Advisers shall notify the Trust of any material claims against it with respect to services performed under this Agreement, whether or not they may be covered by insurance, and shall notify the Trust from time to time as may be appropriate of the total outstanding claims made by Citizens Advisers under its insurance coverage.

         15. COMPLIANCE WITH LAW.

         Except for the obligations of Citizens Advisers set forth in Section 10 hereof, the Trust assumes full responsibility for the preparation, contents, and distribution of each registration statement of the Trust as to compliance with all applicable requirements of the Securities Act of 1933, as amended (the "1933 Act"), the 1940 Act, and any other laws, rules and regulations of governmental authorities having jurisdiction. Citizens Advisers shall have no obligation to take cognizance of any laws relating to the sale of the Trust's shares.

         16. NOTICES.

         Any notice provided hereunder shall be sufficiently given when sent by registered or certified mail to the party required to be served with such notice at the following address: 230 Commerce Way, Suite 300, Portsmouth, New Hampshire 03801, or at such other address as such party may from time to time specify in writing to the other party pursuant to this Section.

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         17. HEADINGS.

         Paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

         18. ASSIGNMENT.

         This Agreement and the rights and duties hereunder shall not be assignable by either of the parties hereto except by the specific written consent of the other party. This Section 18 shall not limit or in any way affect Citizens Advisers' right to appoint a Sub-transfer Agent pursuant to Section 1 hereof. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

         19. GOVERNING LAW.

         This Agreement shall be governed by and provisions shall be construed in accordance with the laws of the State of New Hampshire.

         20. LIMITATION OF LIABILITY.

         Each party acknowledges and agrees that all obligations of the Trust on behalf of a particular Fund under this Agreement are binding only on that Fund; that any liability of the Trust on behalf of a particular Fund under this Agreement, or in connection with the transactions contemplated herein, shall be discharged only out of the assets of that Fund; and that no other series of the Trust shall be liable with respect thereto.

         The obligations of the Trust hereunder shall not be binding upon any of the Trustees, officers or investors of the Trust personally, but shall bind only the assets and property of the Trust. Any reference to the Trust hereunder means and refers to the Trustees from time to time serving under the Declaration of Trust of the Trust. The execution and delivery of this Agreement has been authorized by the Trustees, and this Agreement has been signed on behalf of the Trust by an authorized officer of the Trust, acting as such and not individually, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Trust as provided in the Declaration of Trust.

         21. ANTI-MONEY LAUNDERING OBLIGATIONS.

         Citizens Advisers acknowledges that it has responsibilities as transfer agent for the citizens Government Obligations Fund and Citizens Prime Money Market Fund pursuant to the Citizens Anti-Money Laundering Polices and Procedures.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                          CITIZENS FUNDS

                                          By: /s/ Sophia Collier
                                             _________________________________

                                          Title: President
                                                ______________________________


                                          CITIZENS ADVISERS, INC.

                                          By: /s/ Sophia Collier
                                             _________________________________

                                          Title: President
                                                _____________________________


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                                   SCHEDULE A

                        TO THE TRANSFER AGENCY AGREEMENT
                                     BETWEEN
                                 CITIZENS FUNDS
                                       AND
                                CITIZENS ADVISERS

                            TRANSFER AGENCY SERVICES

1.   SHAREHOLDER TRANSACTIONS

a.   Process shareholder purchase and redemption orders;

b. Set up account information, including address, dividend option, taxpayer identification numbers and wire instructions;

c. Issue confirmations in compliance with Rule 10b-10 under the Securities Exchange Act of 1934, as amended;

d.   Issue periodic statements for shareholders;

e.   Process transfers; and

f. Process dividend payments, including the purchase of new shares, through dividend reimbursement.

2.   SHAREHOLDER INFORMATION SERVICES

a. Make information available to shareholder servicing unit regarding trade date, share price, current holdings, yields, and dividend information;

b. Produce detailed history of transactions through duplicate or special order statements upon request;

     c. Provide mailing labels for distribution of financial reports, prospectuses, proxy statements or marketing material to current shareholders; and

     d. Notify on a timely basis the investment adviser, accounting agent, and custodian of Fund activity.


                                       A-1
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3.   COMPLIANCE REPORTING

a. Provide reports, as applicable, to the Securities and Exchange Commission, the National Association of Securities Dealers and the States in which the Fund is registered;

b. Prepare and distribute appropriate Internal Revenue Service forms for corresponding Fund and shareholder income and capital gains; and

c. Issue tax-withholding reports to the Internal Revenue Service, as applicable.


4.   SHAREHOLDER ACCOUNT MAINTENANCE

a.   Maintain all shareholder records for each account in each Fund;

b. Issue customer statements on scheduled cycle, providing duplicate second and third party copies if required;

c.   Record shareholder account information changes;

     d.   Maintain account documentation files for each shareholder;


                                       A-2
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                                   SCHEDULE B

                        TO THE TRANSFER AGENCY AGREEMENT
                                     BETWEEN
                                 CITIZENS FUNDS
                                       AND
                                CITIZENS ADVISERS
                               TRANSFER AGENT FEES

ANNUAL FEE PER FUND:

The annual fee for each Fund is $5,000.

OUT-OF-POCKET EXPENSES:

Citizens Advisers shall be entitled to be reimbursed for all reasonable out-of-pocket expenses including, but not limited to, the expenses set forth in
Section 3 of the Transfer Agency Agreement to which this Schedule B is attached.





















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